Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial highlights" in each Prospectus and "Disclosure of Portfolio Holdings," "Oversight of Risk Management," "Independent Registered Public Accounting Firm", and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our reports, dated February 14, 2012, on the financial statements and financial highlights of Pioneer Bond VCT Portfolio, Pioneer Cullen Value VCT Portfolio, Pioneer Emerging
Markets VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Growth Opportunities VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Ibbotson Growth Allocation VCT Portfolio, Pioneer Ibbotson Moderate Allocation VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio, and Pioneer Strategic Income VCT Portfolio included in the Annual Report to the Shareowners for the year ended December 31, 2011 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 51 to the Registration
Statement (Form N-1A, No. 33-84546)of Pioneer  Variable  Contracts  Trust.

                              /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 2012